Exhibit 10.3

From:       Mark Smith
Sent:        Tuesday, November 14, 2017 1:44 PM
To:           Kathy Paradise
Subject:    Re: WARRANT ELECTION: Cancellation of Deferred Compensation

- taxable income in 2018

On Nov 14, 2017, at 1:40 PM, Kathy Paradise <kparadise@biontech.com> wrote:
Thank you, I will place in the file……..do you know how you are paying?  Deferred comp for Dec?  accrued expenses?  Payback of loan?

From: Mark A Smith [mailto:mas@biontech.com]
Sent: Tuesday, November 14, 2017 1:28 PM
To: 'Kathy Paradise'
Subject: WARRANT ELECTION: Cancellation of Deferred Compensation

I elect 100% warrants---payable by $.05/warrant on 1/1/18: $33,500
Mark A. Smith
President & General Counsel